Exhibit 12



                        SIDLEY AUSTIN BROWN & WOOD LLP

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                                        June 21, 2004



Merrill Lynch Developing Capital Markets Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Dragon Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

                Re: Reorganization of Merrill Lynch Developing Capital Markets Fund, Inc. and Merrill Lynch Dragon Fund, Inc.
                     ------------------------------------------------------

Ladies and Gentlemen:

         You have requested our opinion as to certain Federal income tax consequences of the acquisition by Merrill Lynch Developing Capital Markets Fund, Inc. ("Developing Capital"), of substantially all of the assets of, and the assumption by Developing Capital of substantially all of the liabilities of, Merrill Lynch Dragon Fund, Inc. ("Dragon"), and the simultaneous distribution of newly-issued shares of common stock, par value $.10 per share, of Developing Capital (the "Reorganization"), to the stockholders of Dragon. After the Reorganization, Dragon will cease to operate, will have no assets remaining, will have final Federal and state (if any) tax returns filed on its behalf and will have all of its shares cancelled under Maryland law.

         This opinion letter is furnished pursuant to (i) the sections entitled "The Reorganization -Procedure" and "The Reorganization - Terms of the Agreement and Plan - Amendments and Conditions" in the Joint Proxy Statement and Prospectus, dated April 16, 2004, contained in the Registration Statement on Form N-14 (File No. 333-113754) of Developing Capital, as amended and supplemented to date (the "N-14 Registration Statement"), and (ii) Sections 8(g) and 9(g) of the Agreement and Plan of Reorganization, dated April 16, 2004, by and between Developing Capital and Dragon (the "Plan") as a condition of closing. All terms used herein, unless otherwise defined, are used as defined in the Plan.

SIDLEY AUSTIN BROWN & WOOD LLP
                                                                NEW YORK

Merrill Lynch Developing Capital Markets Fund, Inc.
Merrill Lynch Dragon Fund, Inc.
June 21, 2004
Page 2




         In rendering our opinion, we have reviewed and relied upon (a) the Plan, (b) the N-14 Registration Statement and (c) certain representations concerning the Reorganization made by (i) Developing Capital in a letter dated June 21, 2004 and (ii) Dragon in a letter dated June 21, 2004 (together, the "Representations").

         Based upon current law, including cases and administrative interpretations thereof and on the reviewed materials listed above, it is our opinion that:

         1. The acquisition by Developing Capital of substantially all of the assets of Dragon, as described in the Plan, will constitute a reorganization within the meaning of section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and Developing Capital and Dragon will each be a "party" to a reorganization within the meaning of section 368(b) of the Code.

         2. In accordance with section 361(a) of the Code, Dragon will not recognize any gain or loss either on the transfer of substantially all of its assets to Developing Capital in exchange solely for shares of common stock of Developing Capital ("Developing Capital common stock") or on the simultaneous distribution of Developing Capital common stock to the stockholders of Dragon.

         3. Under section 1032 of the Code, Developing Capital will recognize no gain or loss as a result of the Reorganization.

         4. In accordance with section 354(a)(1) of the Code, stockholders of Dragon will recognize no gain or loss on the exchange of their corresponding shares of common stock of Dragon solely for shares of Developing Capital common stock.

         5. The basis of the assets of Dragon received by Developing Capital will be the same as the basis of such assets to Dragon immediately before the Reorganization under section 362(b) of the Code.

         6. Under section 358 of the Code, the basis of the shares of Developing Capital common stock received by stockholders of Dragon will be the same as the basis of the corresponding shares of common stock of Dragon exchanged pursuant to the Reorganization.

         7. Under section 1223 of the Code, the holding period of the shares of Developing Capital common stock received in the Reorganization will include the holding period of the corresponding shares of common stock of Dragon exchanged pursuant to the Reorganization,

SIDLEY AUSTIN BROWN & WOOD LLP
                                                                NEW YORK

Merrill Lynch Developing Capital Markets Fund, Inc.
Merrill Lynch Dragon Fund, Inc.
June 21, 2004
Page 3



provided that such shares of common stock were held as a capital asset on the date of the Reorganization.

         8. The holding period of the assets acquired by Developing Capital from Dragon will include the period during which such assets were held by Dragon under section 1223 of the Code.

         9. Pursuant to section 381(a) of the Code and section 1.381(a)-1 of the Income Tax Regulations, Developing Capital will succeed to and take into account the items of Dragon described in section 381(c) of the Code, subject to the provisions and limitations specified in sections 381, 382, 383 and 384 of the Code and the regulations thereunder. Under section 381(b) of the Code, the tax year of Dragon will end on the date of the Reorganization.

         Our opinion represents our best legal judgment with respect to the proper Federal income tax treatment of the Reorganization, based on the facts contained in the Plan, the N-14 Registration Statement and the Representations. Our opinion assumes the accuracy of the facts as described in the Plan, the N-14 Registration Statement and the Representations and could be affected if any of the facts as so described are inaccurate.

         We are furnishing this opinion letter to the addressees hereof, solely for the benefit of such addressees in connection with the Reorganization. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                      Very truly yours,


                                      /s/ Sidley Austin Brown & Wood

[LOGO OMITTED]  MERRILL LYNCH INVESTMENT MANAGERS






                                      June 21, 2004



Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York  10019

          Re:  Reorganization of Merrill Lynch Developing Capital
               Markets Fund, Inc. and Merrill Lynch Dragon Fund, Inc.
               ------------------------------------------------------

To whom it may concern:

         In connection with the reorganization of the funds listed above ("Reorganization"), as described in the Agreement and Plan of Reorganization ("Plan"), dated as of April 16, 2004, by and between Merrill Lynch Developing Capital Markets Fund, Inc. ("Developing Capital") and Merrill Lynch Dragon Fund, Inc. ("Dragon"), Developing Capital represents that:

         1. The fair market value of the shares of Developing Capital common stock received by the stockholders of Dragon will be approximately equal to the fair market value of the shares of common stock of Dragon surrendered pursuant to the Reorganization, computed based on the net asset value of each fund's shares.

         2. Developing Capital will transfer no property to Dragon other than its common stock in connection with the Reorganization.

         3. Developing Capital will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Dragon immediately prior to the Reorganization. For purposes of this representation, any amounts used by Dragon to pay its Reorganization expenses, amounts paid to stockholders who receive cash or other property, and all redemptions and distributions (except for redemptions in the ordinary course of Dragon's business as an open-end investment company as required by section 22(e) of the Investment Company Act of 1940 ("1940 Act") and regular, normal dividends) made by Dragon immediately preceding the transfer will be included as assets of Dragon held immediately prior to the Reorganization. There will be no payments to dissenters, as stockholders may redeem their shares at any time.

         4. Developing Capital has no plan or intention to reacquire any of its shares of common stock issued in the Reorganization, except for redemptions in the ordinary course of its business as an open-end investment company as required by section 22(e) of the 1940 Act.



Donald C. Burke       MLIM Treasury                         609 282 7085
First Vice President  800 Scudders Mill Road, Section 1 B   FAX 609 282 7231
                      Plainsboro, New Jersey 08536          Donald Burke@ml.com
                                                            -------------------

                      Mailing Address:
                      P.O. Box 9095
                      Princeton, NJ 08543-9095

         5. After the Reorganization, Developing Capital will use the assets acquired from Dragon in its business, except that a portion of these assets may be sold or otherwise disposed of in the ordinary course of Developing Capital's business. Any proceeds will be invested in accordance with Developing Capital's investment objectives. Developing Capital has no plan or intention to sell or otherwise dispose of any of the assets of Dragon acquired in the Reorganization, except for dispositions made in the ordinary course of its business.

         6. Following the Reorganization, Developing Capital will continue the historic business of Dragon or use a significant portion of Dragon's historic business assets in the continuing business of Developing Capital.

         7. There is no plan or intention for Developing Capital (the issuing corporation as defined in section 1.368-1(b) of the regulations under the Internal Revenue Code of 1986, as amended (the "Code")) or any person related (as defined in section 1.368-1(e)(3) of the regulations) to Developing Capital, to acquire during the five-year period beginning on the date of the Reorganization, with consideration other than shares of Developing Capital common stock, shares of common stock of Developing Capital furnished in exchange for a proprietary interest in Dragon in the Reorganization, either directly or through any transaction, agreement, or arrangement with any other person, except for redemptions in the ordinary course of Developing Capital's business as an open-end investment company as required under section 22(e) of the 1940 Act.

         8. During the five-year period ending on the date of the Reorganization, neither Developing Capital nor any person related (as defined in section 1.368-1(e)(3) of the regulations) to Developing Capital will have acquired shares of common stock of Dragon with consideration other than shares of common stock of Developing Capital.

         9. At the time of Reorganization, Developing Capital does not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in Developing Capital that, if exercised or converted, would affect Dragon stockholders' acquisition or retention of control of Developing Capital, as defined in section 368(a)(2)(H) of the Code.

         10. Developing Capital and the stockholders of Developing Capital will not bear the expenses of Dragon incurred in connection with the Reorganization.

         11. There is no intercorporate indebtedness existing between Developing Capital and Dragon that was issued, acquired, or will be settled at a discount.

         12. Developing Capital meets the requirements of a regulated investment company ("RIC") as referred to in section 368(a)(2)(F) of the Code.

         13. Developing Capital does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of common stock of Dragon.



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


         14. Developing Capital has elected to be taxed as a RIC under section 851 of the Code and, for all of its taxable periods has qualified for the special tax treatment afforded RICs under the Code, and after the Reorganization, Developing Capital intends to continue to so qualify.

             MERRILL LYNCH DEVELOPING CAPITAL MARKETS FUND, INC.


            /s/ Donald C. Burke
            ------------------------------------------------------------
                                 Donald C. Burke
                                 Vice President

[LOGO OMITTED]  MERRILL LYNCH INVESTMENT MANAGERS





                                               June 21, 2004



Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York  10019

         Re:  Reorganization of Merrill Lynch Developing Capital
              Markets Fund, Inc. and Merrill Lynch Dragon Fund, Inc.
              ------------------------------------------------------

To whom it may concern:

         In connection with the reorganization of the funds listed above ("Reorganization"), as described in the Agreement and Plan of Reorganization ("Plan"), dated as of April 16, 2004, by and between Merrill Lynch Developing Capital Markets Fund, Inc. ("Developing Capital") and Merrill Lynch Dragon Fund, Inc. ("Dragon"), Dragon represents that:

         1. Pursuant to the Plan, Dragon has agreed to transfer all of its assets to Developing Capital.

         2. Dragon will distribute to its stockholders the shares of Developing Capital common stock received by Dragon pursuant to the Plan and will distribute no other property to its stockholders.

         3. After the Reorganization, Dragon will cease to operate, will have no assets remaining, will have final Federal and state, if any, tax returns filed on its behalf and will have all of its shares of common stock cancelled under Maryland law.

         4. After the Reorganization, the stockholders of Dragon will be in control of Developing Capital within the meaning of section 368(a)(2)(H) of the Code.

         5. There is no plan or intention by the stockholders of Dragon who own five percent or more of the shares of common stock of Dragon and, to the best of the knowledge of the management of Dragon, there is no plan or intention on the part of the remaining stockholders of Dragon, to sell, exchange, or otherwise dispose of shares of Developing Capital common stock received in the Reorganization that would reduce Dragon stockholders' ownership of shares of Developing Capital common stock to a number of shares having a value, as of the date of the





Donald C. Burke       MLIM Treasury                         609 282 7085
First Vice President  800 Scudders Mill Road, Section 1 B   FAX 609 282 7231
                      Plainsboro, New Jersey 08536          Donald Burke@ml.com
                                                            -------------------

                      Mailing Address:
                      P.O. Box 9095
                      Princeton, NJ 08543-9095

Reorganization, of less than 50 percent of the value of all of the formerly outstanding shares of common stock of Dragon as of the same date. For purposes of this representation, shares of common stock of Dragon exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Developing Capital common stock will be treated as outstanding shares of common stock of Dragon on the date of the Reorganization. Moreover, shares of common stock of Dragon and shares of common stock of Developing Capital held by stockholders of Dragon and otherwise sold, redeemed or disposed of prior or subsequent to the Reorganization will be considered in making this representation (except for shares which are required to be redeemed at the demand of stockholders of Dragon in the ordinary course of its business as an open-end investment company pursuant to section 22(e) of the Investment Company Act of 1940 ("1940 Act")). Dragon further represents that it is publicly traded and, therefore, may appropriately make the above representation with respect to its five percent stockholders rather than its one percent stockholders under Revenue Procedure 86-42.

         6. The liabilities of Dragon assumed by Developing Capital and any liabilities to which the transferred assets of Dragon are subject were incurred by Dragon in the ordinary course of its business.

         7. Dragon and the stockholders of Dragon will pay their respective expenses incurred in connection with the Reorganization.

         8. There is no intercorporate indebtedness existing between Dragon and Developing Capital that was issued, acquired, or will be settled at a discount.

         9. Dragon meets the requirements of a regulated investment company ("RIC") as referred to in section 368(a)(2)(F) of the Internal Revenue Code of 1986, as amended (the "Code").

         10. Dragon is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         11. Dragon has elected to be taxed as a RIC under section 851 of the Code and, for all of its taxable periods (including the last short taxable period ending on the date of the Reorganization), has qualified for the special tax treatment afforded RICs under the Code.

         12. The fair market value of the assets of Dragon transferred to Developing Capital will equal or exceed the sum of the liabilities assumed by Developing Capital, plus the amount of liabilities, if any, to which the transferred assets are subject.

         13. During the five-year period ending on the date of the Reorganization, (i) neither Dragon nor any person related (as defined in section 1.368-1(e)(3) of the regulations under the Code without regard to section 1.368-1(e)(3)(i)(A)) to Dragon will have acquired shares of common stock of Dragon with consideration other than shares of common stock of Developing Capital or shares of common stock of Dragon, except for shares which are required to be redeemed at the demand of stockholders of Dragon in the ordinary course of its business as an open-end investment company pursuant to section 22(e) of the 1940 Act and (ii) no distributions will have been made with respect to shares of common stock of Dragon (other than ordinary, normal, regular, dividend distributions made pursuant to Dragon's historic dividend paying practice), either directly or through any transaction, agreement, or arrangement with any other person, except for distributions described in sections 852 and 4982 of the Code.

         14. The aggregate value of the acquisitions, redemptions and distributions discussed in representation 13, above, and representations 7 and 8 in the letter from Developing Capital dated June 21, 2004, will not exceed 50 percent of the value (without giving effect to the acquisitions, redemptions and distributions) of the proprietary interest in Dragon on the effective date of the Reorganization.

                             MERRILL LYNCH DRAGON FUND, INC.




                             By: /s/ Donald C. Burke
                                 ---------------------------------------------
                                 Donald C. Burke
                                 Vice President



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